ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-B

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                      December 15, 2006

                     RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY     NEXT PAY                    COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT    ORIGINAL   CURRENT  FREQUENCY    DATE              BASIS            CURRENT
-----------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%       100%   Quarterly  15 Dec 2006 3 Mth $ LIBOR + 0.05%   5.44000%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%       100%    Monthly   15 Dec 2006 1 Mth EURIBOR + 0.09%   3.46900%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%       100%   Quarterly  15 Dec 2006 3 Mth L LIBOR + 0.09%   5.12500%
Class B3    GBP        A/A1/A         A/A1/A       100%       100%   Quarterly  15 Dec 2006 3 Mth L LIBOR + 0.26%   5.29500%
Class C1    USD      BBB/Baa2/NR    BBB/Baa2/NR    100%       100%   Quarterly  15 Dec 2006 3 Mth $ LIBOR + 0.40%   5.79000%
Class C3    GBP      BBB/Baa2/NR    BBB/Baa2/NR    100%       100%   Quarterly  15 Dec 2006 3 Mth L LIBOR + 0.46%   5.49500%

Scheduled start of Controlled Accumulation Period:   1 June, 2009
Expected maturity:                                   15 December, 2010
Legal final maturity:                                15 December, 2012
Structure:                                           Sr/sub Seq Pay
Tax Election:                                        Debt
Amort. Type:                                         Soft Bullet
Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
Trustee:                                             Bank of New York (The)
Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance

                                                                        Excess
                 Gross     Expense    Gross Charge        Excess      Spread (%)           Transferor Interest
Month end      Yield (%)   Rate (%)   Off Rate (%)      Spread (%)   Roll 1/4 Ave               %         Min %
Nov 30, 2006     19.49%      6.00%        7.62%           5.87%         5.38%                 40.72%         6%
Oct 31, 2006     20.43%      5.79%        8.65%           5.99%
Sep 30, 2006     17.88%      5.93%        7.67%           4.28%

On 4 December 2006, Arran Funding Ltd. announced that it had become aware that the "excess spread (%)" and "excess spread (%) quarterly average" in the Monthly Servicer's Report of Series 2005-A and Series 2005-B for the period 15 December 2005 to 31 January 2006 and the monthly periods ended 28 February 2006 to 31 October 2006 inclusive had been overstated.

This Monthly Servicer Report for the monthly period ended 30 November 2006 contains corrected Gross Yield, Gross Charge Off Rate and Excess Spread figures for the monthly periods ending 30 September 2006 and 31 October 2006. Corrected copies of the Monthly Servicer's Report of Series 2005-A and Series 2005-B for each of the monthly periods ended 28 February 2006 to 31 October 2006 inclusive will be filed on or before the Interest Payment Date falling on 16 January 2007.

Delinquencies (Principal receivables which are 30 days or more past due)

                                    (% Pool)
               -------------------------------------------------
Month end      30-59 days   60-89 days   90-179 days   180+ days   Total
---------      ----------   ----------   -----------   ---------   -----

Nov 30, 2006      1.24%        0.96%        2.40%        3.56%     8.16%

Payment Rate

                      Payments              Pool balance
               -----------------------      ------------
Month End      Total (L000)   Rate (%)         L000

Nov 30, 2006    1,200,831      23.71%        4,967,182
Oct 31, 2006    1,138,033      23.88%        5,063,743
Sep 30, 2006    1,033,824      21.48%        4,764,939

Average Actual Balance:        L     1,012

Number of Accounts:              4,909,412